Exhibit 10.1

EXTENSION TO PROMISSORY NOTE

This EXTENSION TO PROMISSORY NOTE (this “Amendment”) is made effective as of January 31, 2021 by Omnia Wellness Inc., a Nevada corporation (as successor to the obligations of Omnia Wellness Corporation, a Texas corporation (f/k/a Bed Therapies, Inc., as converted from Bed Therapies, LLC, the “Company”), and Barry Pressman, who is the holder of the Promissory Note referred to below (the “Lender”).

RECITALS

A predecessor in interest to the Company and the Lender entered into a promissory note on or about July 31, 2018 (as amended, the “Promissory Note”)

The Company and the Lender wish to amend the Promissory Note, as amended to date, pursuant to the terms and conditions of this Amendment.

AGREEMENT

1.	MATURITY DATE. The second paragraph of the Promissory Note is hereby amended by replacing the date therein as the Maturity Date with January 31, 2022. Section l of the Promissory Note is hereby amended by replacing “Maturity Date, January 31st, 2021” with “Maturity Date, which is January 31st, 2022”.

2.	INTEREST. Section 2 of the Promissory Note is hereby deleted in its entirety and replaced with:

“Interest on this Note shall commence accruing on the Issuance Date and shall accrue daily at the Interest Rate of 14% per annum on the outstanding Principal amount and should be paid monthly. The loan will be in effect until the due date of January 31, 2022. At the option of the Lender, the interest may be paid in the form of any equity or equity linked instrument being sold in an open offering by the Company at the time the interest payment is due.”

3.	EARLY PAYOUT DATE. A new Section 11 of the Promissory Note is hereby added as follows:

“11. Early Payout Date. The Lender can demand a one-time early repayment of the Note and accrued interest thereon at any time prior to the Maturity Date by providing the Company with fifteen (15) days prior written notice. Given the proper notice, the Company will comply.”

4.	NO ADDITIONAL AMENDMENTS. Except for the stated amendments and replacements in Sections 1 – 3 of this Amendment, all other terms and conditions of the Promissory Note remain in full force and effect.

5.	EXTENSION FEE. The Company agrees to issue Lender 20,000 shares of its common stock, as consideration for this Amendment.

6.	NOTICE TO TRANSFEREES. The terms of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and any successors or permitted assigns of the Company and the Lender. Any successor, permitted assign or permitted transferee of the Promissory Note after the date hereof shall be deemed to have acquired the Promissory Note as amended by this Amendment.

7.	CONSTRUCTION. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Promissory Note. The terms of this Amendment amend and modify the Promissory Note as if fully set forth. If there is any conflict between the terms, conditions and obligations of this Amendment and the Promissory Note, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Promissory Note not specifically modified by this Amendment are preserved.

[Remainder of Page Intentionally Left Blank; Signature Page in Counterparts Follows]

NOTE EXTENSION JANUARY 31, 2021

IN WITNESS HEREOF, this Amendment is made effective as of the date first set forth above.

THE COMPANY:

Omnia Wellness Inc.,

By:	/s/ Steve R. Howe
Name:	Steve R. Howe
Title:	Executive Chairman

THE LENDER:

/s/ Barry Pressman
Barry Pressman

NOTE EXTENSION JANUARY 31, 2021